The Royce Fund

1414 Avenue of the Americas
New York, NY 10019
(212) 355-7311
(800) 221-4268

October 27, 2006

Mr. Charles M. Royce
1414 Avenue of the Americas
New York, NY 10019

Dear Mr. Royce:

The Royce Fund (the “Trust”) hereby accepts your offer to purchase 100 shares of beneficial interest of Royce International Value Fund, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $1,000.00, subject to the understanding that you have no present intention of redeeming or selling the shares so acquired.

Sincerely,
THE ROYCE FUND

/s/ Charles M. Royce

By: Charles M. Royce
President

Agreed:

I, Charles M. Royce, hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that I have no present intention of redeeming or selling any of the 100 shares of Royce International Value Fund covered by such letter agreement.

/s/ Charles M. Royce

Charles M. Royce

The Royce Fund

1414 Avenue of the Americas
New York, NY 10019
(212) 355-7311
(800) 221-4268

October 27, 2006

Mr. Charles M. Royce
1414 Avenue of the Americas
New York, NY 10019

Dear Mr. Royce:

The Royce Fund (the “Trust”) hereby accepts your offer to purchase 100 shares of beneficial interest of Royce International Smaller-Companies Fund, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $1,000.00, subject to the understanding that you have no present intention of redeeming or selling the shares so acquired.

Sincerely,
THE ROYCE FUND

/s/ Charles M. Royce

By: Charles M. Royce
President

Agreed:

I, Charles M. Royce, hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that I have no present intention of redeeming or selling any of the 100 shares of Royce International Smaller-Companies Fund covered by such letter agreement.

/s/ Charles M. Royce

Charles M. Royce